NEWS
Steve Schmitt
Vice President, Investor Relations & Corporate Strategy

Yum! Brands Reports First-Quarter EPS Growth of 24%, Excluding Special Items;
China Division System Sales Increased 17% with Operating Profit Growth of 80%;
Yum! Reaffirms Full-Year Guidance of at least 20% EPS Growth

Louisville, KY (April 22, 2014) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the first quarter ended March 22, 2014, including EPS of $0.87.

Beginning this quarter, our financial reporting will reflect our new structure with comparable prior periods adjusted accordingly. Effective the beginning of 2014, we combined our Yum! Restaurants International and U.S. divisions into three global brand divisions: KFC, Pizza Hut and Taco Bell. China and India remain separate divisions given their strategic importance and enormous growth potential. This new structure is designed to drive greater global brand focus, enabling more effective know-how sharing and accelerated growth.

FIRST-QUARTER HIGHLIGHTS

●	Worldwide system sales grew 4%. Worldwide restaurant margin increased 3.3 percentage points to 19.2% and worldwide operating profit increased 22%.

●	Total international development was 249 new restaurants; 86% of this development occurred in emerging markets.

●	China Division system sales increased 17%, driven by 7% unit growth and 9% same-store sales growth. Restaurant margin increased 6.8 percentage points to 23.4%. Operating profit increased 80%.

●	KFC Division system sales increased 4%, driven by 2% unit growth and 1% same-store sales growth. Restaurant margin decreased 0.3 percentage points to 12.9%. Operating profit increased 4%.

●	Pizza Hut Division system sales were even, as 2% unit growth was offset by a 2% same-store sales decline. Restaurant margin decreased 4.2 percentage points to 10.8%. Operating profit decreased 14%.

●	Taco Bell Division system sales were even, as 1% unit growth was offset by a 1% same-store sales decline. Restaurant margin decreased 2.6 percentage points to 15.6%. Operating profit decreased 16%.

●	India Division system sales increased 21%, driven by 25% unit growth which was partially offset by a 1% same-store sales decline. Operating profit declined $1 million.

●	Worldwide effective tax rate, prior to Special Items, decreased to 25.8% from 26.0%.

●	Foreign currency translation negatively impacted operating profit by $3 million.

	First Quarter
	2014	2013	% Change
EPS Excluding Special Items	$0.87	$0.70	24%
Special Items Gain/(Loss)[1]	$0.00	$0.02	NM
EPS	$0.87	$0.72	21%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of the Special Items.
Special Items are primarily related to U.S. refranchising gains.

Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted. System sales and operating profit figures on this page exclude foreign currency translation.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8006 • Fax 502 874-2410 • Web Site www.yum.com/investors

DAVID NOVAK COMMENTS
David C. Novak, Chairman and CEO said, “Yum! Brands is clearly on its way to a strong bounce-back year delivering first-quarter EPS growth of 24%. Operating profit grew 80% in China, prior to foreign currency translation, driven by strong sales and margin growth. Looking ahead, we have significant building blocks in place in China and each of our divisions to drive sales and profit growth this year and beyond.

China Division system sales increased 17% and restaurant margins were 23.4%. Importantly, KFC results continued to improve with an 11% same-store sales increase in the quarter. We are building off this sales momentum and are encouraged by our recent Menu Revamp, which features the simultaneous launch of 15 exciting products. At Pizza Hut Casual Dining, we had strong performance across every measure. Given the strength at both KFC and Pizza Hut, we expect to open at least 700 new restaurants in China this year as we further capitalize on our leading position in the number-one retail opportunity in the world.

Outside of China, we’re on our way to opening a record 1,250 new international units this year. These new units further strengthen our lead in emerging markets where we continue to have positive momentum. We also delivered solid sales and profit performance in Russia and Africa, as well as developed markets like KFC in the U.K. and Australia. However, we experienced disappointing U.S. results, which were impacted by unusually severe weather. We have confidence in our plans to drive balance of year improvement and are particularly pleased with the initial results of our recent Taco Bell breakfast launch.

In summary, Yum! Brands is off to a strong start this year. We expect to achieve EPS growth of at least 20% in 2014 and look forward to re-establishing our track record of consistently delivering double-digit EPS growth in the years ahead.”

CHINA DIVISION

	First Quarter
			% Change
	2014	2013	Reported	Ex F/X
System Sales Growth			+20	+17
Same-Store Sales Growth (%)	+9	(20)	NM	NM
Franchise & License Fees ($MM)	23	18	+25	+22
Restaurant Margin (%)	23.4	16.6	6.8	6.8
Operating Profit ($MM)	285	154	+85	+80

●	China Division system sales increased 17%, prior to foreign currency translation.
○	Same-store sales grew 9%, including growth of 11% at KFC and 8% at Pizza Hut Casual Dining.

●	China Division opened 123 new units in the first quarter.

China Units	Q1 2014	% Change[2]
Restaurants[1]	6,332	+7
KFC	4,618	+5
Pizza Hut
Casual Dining	1,100	+23
Home Service	208	+24
1 Total includes East Dawning and Little Sheep units.
2 Represents year-over-year change.

●
Restaurant margin increased 6.8 percentage points to 23.4%, driven by sales leverage and restaurant operating efficiencies. Excluding the impact of Little Sheep, restaurant margin would have been 24.0%.

●	Foreign currency translation positively impacted operating profit by $8 million.

●	Consistent with prior years, China Division's first quarter includes January and February results only. The first quarter includes Chinese New Year, which is peak season for the China Division.

●	On April 2, 2014, China Division initiated a comprehensive restage of the KFC brand with the debut of a new menu.

KFC DIVISION

	First Quarter
			% Change
	2014	2013	Reported	Ex F/X
Restaurants[1]	13,892	13,650	+2	NA
System Sales Growth			(1)	+4
Same-Store Sales Growth	+1	+1	NM	NM
Franchise & License Fees ($MM)	195	201	(3)	+2
Restaurant Margin (%)	12.9	13.2	(0.3)	(0.2)
Operating Profit ($MM)	163	165	(2)	+4
Operating Margin (%)	24.5	25.1	(0.6)	(0.3)
1 Restaurant counts now reflect licensed units.

KFC is a new reporting division and includes all KFC results outside of the China and India divisions. For the full year 2013, KFC Division contributed 29% of Yum!'s total operating profit, 91% of which was generated outside the U.S. This division is 91% franchised.

●	KFC Division system sales increased 4%, excluding foreign currency translation.
	○	International system sales grew 11% in emerging markets and 3% in developed markets. U.S. system sales declined 4%.
	○	International same-store sales grew 3% in emerging markets and 1% in developed markets. U.S. same-store sales declined 3%.
●	KFC Division opened 77 new international restaurants in 35 countries. This included 59 units in emerging markets.
	○	87% of these new units were opened by franchisees.
●
Operating profit increased 4%, prior to foreign currency translation. Operating profit was negatively impacted 4 percentage points from a prior year benefit related to a franchise ownership change in Malaysia, which added transfer and renewal fees.

●	Foreign currency translation negatively impacted operating profit by $10 million.

KFC MARKETS[1]	Percent of KFC System Sales [2]	SYSTEM Sales Growth Ex F/X
		First Quarter (%)
Emerging Markets
Asia (e.g. Malaysia, Indonesia, Philippines)	8%	+6
Africa	7%	+11
Latin America (e.g. Mexico, Peru)	6%	+10
Middle East / North Africa	6%	+13
Russia	3%	+47
Thailand	3%	+2
Continental Europe (e.g. Poland)	2%	+8

Developed Markets
U.S.	25%	(4)
Asia (e.g. Japan, Korea, Taiwan)	11%	+3
Australia	10%	+3
U.K.	8%	+12
Continental Europe (e.g. France, Germany)	6%	+8
Canada	4%	(2)
Latin America (e.g. Puerto Rico)	1%	(1)

1 See website www.yum.com under tab "Investors" for a list of the countries within each of the markets.
2 Reflects Full Year 2013.

PIZZA HUT DIVISION

	First Quarter
			% Change
	2014	2013	Reported	Ex F/X
Restaurants[1]	13,338	13,081	+2	NA
System Sales Growth			(2)	Even
Same-Store Sales Growth	(2)	(1)	NM	NM
Franchise & License Fees ($MM)	127	129	Even	+1
Restaurant Margin (%)	10.8	15.0	(4.2)	(4.3)
Operating Profit ($MM)	84	99	(15)	(14)
Operating Margin (%)	31.5	37.3	(5.8)	(5.7)
1Restaurant counts now reflect licensed units.

Pizza Hut is a new reporting division and includes all Pizza Hut results outside of the China and India divisions. For the full year 2013, Pizza Hut Division contributed 15% of Yum!'s total operating profit, 54% of which was generated in the U.S. This division is 94% franchised.

●	Pizza Hut Division system sales were even, excluding foreign currency translation.
○ International system sales grew 8% in emerging markets and 2% in developed markets. U.S. system sales declined 3%.
○ International same-store sales grew 3% in emerging markets and 1% in developed markets. U.S. same-store sales declined 5%.
●	Pizza Hut Division opened 69 new restaurants, including 39 international units and 30 U.S. units. This included 24 units in emerging markets.
○ 87% of these new units were opened by franchisees.
●	Restaurant margin declined 4.2 percentage points, driven by U.S. sales deleverage and inflation.
●	Operating profit declined 14%, prior to foreign currency translation. Operating profit was negatively impacted 5 percentage points from a prior year benefit related to changes to a U.K. pension plan.
●	Foreign currency translation negatively impacted operating profit by $1 million.

PIZZA HUT MARKETS[1]	Percent of Pizza Hut System Sales[2]	SYSTEM Sales Growth Ex F/X
		First Quarter (%)
Emerging Markets
Latin America (e.g. Mexico, Peru)	6%	+10
Asia (e.g. Malaysia, Indonesia, Philippines)	5%	+12
Middle East / North Africa	5%	+6
Continental Europe (e.g. Poland)	1%	+5

Developed Markets
U.S.	55%	(3)
Asia (e.g. Japan, Korea, Taiwan)	10%	+2
U.K.	6%	+2
Continental Europe (e.g. France, Germany)	5%	+2
Australia	3%	(1)
Canada	3%	Even
Latin America (e.g. Puerto Rico)	1%	(6)

1 See website www.yum.com under tab "Investors" for a list of the countries within each of the markets.
2 Reflects Full Year 2013.

TACO BELL DIVISION

	First Quarter
			% Change
	2014	2013	Reported	Ex F/X
Restaurants[1]	6,055	5,982	+1	NA
System Sales Growth			Even	Even
Same-Store Sales Growth	(1)	+6	NM	NM
Franchise & License Fees ($MM)	85	85	(1)	(1)
Restaurant Margin (%)	15.6	18.2	(2.6)	(2.6)
Operating Profit ($MM)	84	100	(16)	(16)
Operating Margin (%)	21.4	22.8	(1.4)	(1.4)
1 Restaurant counts now reflect licensed units.

Taco Bell is a new reporting division, which includes all Taco Bell results outside of the India division. For the full year 2013, Taco Bell Division contributed 21% of Yum!'s total operating profit, 97% of which was generated in the U.S. This division is 85% franchised.

●	Taco Bell Division U.S. same-store sales declined 1%.

●	Taco Bell Division opened 28 new restaurants; 27 of these new units were opened by franchisees.

●	Restaurant margin declined 2.6 percentage points, driven by promotional activities, inflation and sales deleverage.

●	Operating profit declined 16%. Operating profit was negatively impacted 5 percentage points from franchise incentives related to the national launch of breakfast.

●	On March 27, 2014, Taco Bell launched breakfast nationwide.

INDIA DIVISION

●	India Division system sales increased 21%, prior to foreign currency translation, driven by 25% unit growth. Same-store sales declined 1%.

●	Operating profit declined $1 million.

●
Effective the beginning of 2014, results from our 28 franchised stores in Mauritius are no longer included in the India Division and are included in the KFC and Pizza Hut Divisions, as applicable. India unit and system sales growth as shown here exclude Mauritius from the prior year amounts to enhance comparability.

India Units	Q1 2014	% Change[2]
Restaurants[1]	707	+25
KFC	337	+29
Pizza Hut
Casual Dining	184	+8
Home Service	181	+39
1 Total includes 5 Taco Bell units.
2 Represents year-over-year change.

SHARE REPURCHASE UPDATE

●	Year-to-date through April 21, 2014, we repurchased 2.3 million shares totaling $170 million at an average price of $74.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 9:15 a.m. Eastern Time Wednesday, April 23, 2014. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at 12:45 p.m. Eastern Time Wednesday, April 23, through midnight Wednesday, May 21, 2014. To access the playback, dial 855/859-2056 in the United States and 404/537-3406 internationally. The playback pass code is 23852031.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' Web site, www.yum.com/investors and selecting “Q1 2014 Earnings Conference Call” under “Investment Events.” A podcast will be available within 24 hours.

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant-count details and definitions of terms are available online at www.yum.com under “Investors”.

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: food safety and food borne-illness issues; changes in economic conditions, consumer preferences, tax rates and laws and the regulatory environment, as well as increased competition and other risks in China, where a significant and growing portion of our restaurants are located; changes in economic and political conditions in the other countries outside the US where we operate; the impact or threat of any widespread illness or outbreaks of viruses or other diseases; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our international development strategy; commodity, labor and other operating costs; the continued viability and success of our franchise and license operators; consumer preferences and perceptions of our brands; the impact of social media; a potential suspension of the Chinese affiliate of our independent auditor; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations; tax matters, including disagreements with taxing authorities; significant changes in global economic conditions, including consumer spending, consumer confidence and unemployment; and competition within the retail food industry, including with respect to price and quality of food products, new product development, advertising levels and promotional initiatives, customer service, reputation, restaurant location, and attractiveness and maintenance of properties. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, has over 40,000 restaurants in more than 125 countries and territories. Yum! is ranked #201 on the Fortune 500 List with revenues of over $13 billion and in 2013 was named among the top 100 Corporate Citizens by Corporate Responsibility Magazine. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Outside the United States, the Yum! Brands system opened over five new restaurants per day, making it a leader in international retail development.

Analysts are invited to contact
Steve Schmitt, Vice President Investor Relations & Corporate Strategy, at 888/298-6986
Donny Lau, Director Investor Relations, at 888/298-6986
Members of the media are invited to contact
Virginia Ferguson, Director Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change
	3/22/14	3/23/13	B/(W)

Company sales	$2,292	$2,099	9
Franchise and license fees and income	432	436	(1)
Total revenues	2,724	2,535	7

Company restaurant expenses
Food and paper	725	680	(7)
Payroll and employee benefits	493	490	(1)
Occupancy and other operating expenses	633	596	(6)
Company restaurant expenses	1,851	1,766	(5)

General and administrative expenses	271	273	1
Franchise and license expenses	33	30	(10)
Closures and impairment (income) expenses	3	4	35
Refranchising (gain) loss	(3)	(17)	(81)
Other (income) expense	(2)	(8)	(78)
Total costs and expenses, net	2,153	2,048	(5)

Operating Profit	571	487	17
Interest expense, net	33	31	(6)
Income before income taxes	538	456	18
Income tax provision	139	120	(16)
Net income - including noncontrolling interests	399	336	19
Net income (loss) - noncontrolling interests	—	(1)	NM
Net income - YUM! Brands, Inc.	$399	$337	18

Effective tax rate	25.9%	26.4%	0.5 ppts.

Basic EPS Data
EPS	$0.89	$0.74	21
Average shares outstanding	447	455	2

Diluted EPS Data
EPS	$0.87	$0.72	21
Average shares outstanding	456	465	2

Dividends declared per common share	$0.37	$0.335	10

See accompanying notes.

 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/22/14	3/23/13	B/(W)

Company sales	$1,356	$1,133	20
Franchise and license fees and income	23	18	25
Total revenues	1,379	1,151	20

Company restaurant expenses
Food and paper	418	375	(11)
Payroll and employee benefits	241	231	(4)
Occupancy and other operating expenses	380	339	(12)
Company restaurant expenses	1,039	945	(10)
General and administrative expenses	62	55	(12)
Franchise and license expenses	3	2	(33)
Closures and impairment (income) expenses	2	2	(19)
Other (income) expense	(12)	(7)	67
	1,094	997	(10)
Operating Profit	$285	$154	85

Company sales	100.0%	100.0%
Food and paper	30.8	33.1	2.3 ppts.
Payroll and employee benefits	17.8	20.4	2.6 ppts.
Occupancy and other operating expenses	28.0	29.9	1.9 ppts.
Restaurant margin	23.4%	16.6%	6.8 ppts.

Operating margin	20.7%	13.4%	7.3 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISON Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/22/14	3/23/13	B/(W)

Company sales	$469	$458	2
Franchise and license fees and income	195	201	(3)
Total revenues	664	659	1

Company restaurant expenses
Food and paper	164	159	(3)
Payroll and employee benefits	114	110	(3)
Occupancy and other operating expenses	130	129	(1)
Company restaurant expenses	408	398	(3)
General and administrative expenses	76	81	4
Franchise and license expenses	17	15	(16)
Closures and impairment (income) expenses	—	—	NM
Other (income) expense	—	—	NM
	501	494	(2)
Operating Profit	$163	$165	(2)

Company sales	100.0%	100.0%
Food and paper	34.9	34.6	(0.3 ppts.)
Payroll and employee benefits	24.3	24.1	(0.2 ppts.)
Occupancy and other operating expenses	27.9	28.1	0.2 ppts.
Restaurant margin	12.9%	13.2%	(0.3 ppts.)

Operating margin	24.5%	25.1%	(0.6 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/22/14	3/23/13	B/(W)

Company sales	$140	$138	1
Franchise and license fees and income	127	129	—
Total revenues	267	267	—

Company restaurant expenses
Food and paper	42	38	(9)
Payroll and employee benefits	43	41	(3)
Occupancy and other operating expenses	40	38	(7)
Company restaurant expenses	125	117	(6)
General and administrative expenses	49	42	(19)
Franchise and license expenses	8	9	3
Closures and impairment (income) expenses	1	1	(14)
Other (income) expense	—	(1)	NM
	183	168	(10)
Operating Profit	$84	$99	(15)

Company sales	100.0%	100.0%
Food and paper	29.8	27.8	(2.0 ppts.)
Payroll and employee benefits	30.5	30.0	(0.5 ppts.)
Occupancy and other operating expenses	28.9	27.2	(1.7 ppts.)
	10.8%	15.0%	(4.2 ppts.)

Operating margin	31.5%	37.3%	(5.8 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/22/14	3/23/13	B/(W)

Company sales	$306	$353	(13)
Franchise and license fees and income	85	85	(1)
Total revenues	391	438	(11)

Company restaurant expenses
Food and paper	92	101	8
Payroll and employee benefits	92	105	11
Occupancy and other operating expenses	74	83	11
Company restaurant expenses	258	289	10
General and administrative expenses	45	45	3
Franchise and license expenses	4	4	3
Closures and impairment (income) expenses	—	—	NM
Other (income) expense	—	—	NM
	307	338	9
Operating Profit	$84	$100	(16)

Company sales	100.0%	100.0%
Food and paper	30.1	28.5	(1.6 ppts.)
Payroll and employee benefits	30.2	29.6	(0.6 ppts.)
Occupancy and other operating expenses	24.1	23.7	(0.4 ppts.)
	15.6%	18.2%	(2.6 ppts.)

Operating margin	21.4%	22.8%	(1.4 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	3/22/14	12/28/13
ASSETS
Current Assets
Cash and cash equivalents	$734	$573
Accounts and notes receivable, less allowance: $14 in 2014 and $11 in 2013	354	319
Inventories	258	294
Prepaid expenses and other current assets	238	286
Deferred income taxes	127	123
Advertising cooperative assets, restricted	98	96
Total Current Assets	1,809	1,691

Property, plant and equipment, net of accumulated depreciation and amortization of $3,472 in
2014 and $3,391 in 2013	4,378	4,459
Goodwill	881	889
Intangible assets, net	633	638
Investments in unconsolidated affiliates	40	53
Other assets	563	566
Deferred income taxes	401	399
Total Assets	$8,705	$8,695

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities	$1,825	$1,929
Income taxes payable	157	169
Short-term borrowings	70	71
Advertising cooperative liabilities	98	96
Total Current Liabilities	2,150	2,265

Long-term debt	2,949	2,918
Other liabilities and deferred credits	1,233	1,244
Total Liabilities	6,332	6,427

Redeemable noncontrolling interest	38	39

Shareholders' Equity
Common stock, no par value, 750 shares authorized; 442 shares and 443 shares issued in 2014 and 2013, respectively	—	—
Retained earnings	2,248	2,102
Accumulated other comprehensive income (loss)	27	64
Total Shareholders' Equity - YUM! Brands, Inc.	2,275	2,166
Noncontrolling interests	60	63
Total Shareholders' Equity	2,335	2,229
Total Liabilities, Redeemable Noncontrolling Interest and Shareholders' Equity	8,705	$8,695
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Quarter ended
	3/22/14	3/23/13
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$399	$336
Depreciation and amortization	140	130
Closures and impairment (income) expenses	3	4
Refranchising (gain) loss	(3)	(17)
Deferred income taxes	(11)	(6)
Equity income from investments in unconsolidated affiliates	(13)	(7)
Excess tax benefit from share-based compensation	(13)	(11)
Share-based compensation expense	12	9
Changes in accounts and notes receivable	23	9
Changes in inventories	33	26
Changes in prepaid expenses and other current assets	(2)	(8)
Changes in accounts payable and other current liabilities	(20)	(81)
Changes in income taxes payable	53	18
Other, net	(31)	(1)
Net Cash Provided by Operating Activities	570	401

Cash Flows - Investing Activities
Capital spending	(172)	(237)
Proceeds from refranchising of restaurants	2	81
Acquisitions	(2)	—
Other, net	4	3
Net Cash Used in Investing Activities	(168)	(153)

Cash Flows - Financing Activities
Repayments of long-term debt	(2)	(1)
Short-term borrowings by original maturity
More than three months - proceeds	—	9
More than three months - payments	—	—
Three months or less, net	—	—
Revolving credit facilities, three months or less, net	35	—
Repurchase shares of Common Stock	(124)	(98)
Excess tax benefit from share-based compensation	13	11
Employee stock option proceeds	11	5
Dividends paid on Common Stock	(164)	(151)
Other, net	(6)	(34)
Net Cash Used in Financing Activities	(237)	(259)
Effect of Exchange Rate on Cash and Cash Equivalents	(4)	(3)
Net Increase (Decrease) in Cash and Cash Equivalents	161	(14)
Cash and Cash Equivalents - Beginning of Period	573	776
Cash and Cash Equivalents - End of Period	$734	$762
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present operating results in 2014 and 2013 on a basis before Special Items.  Included in Special Items is the U.S. refranchising gain (loss). This amount is described in (d) in the accompanying notes.

The Company uses earnings before Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally and Special Items are not included in any of our segment results.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in the quarters ended March 22, 2014 and March 23, 2013 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter ended
	3/22/14	3/23/13
Detail of Special Items
U.S. Refranchising gain (loss)(d)	$2	$17
Total Special Items Income (Expense)	2	17
Tax Benefit (Expense) on Special Items	(1)	(6)
Special Items Income (Expense), net of tax	1	11
Average diluted shares outstanding	456	465
Special Items diluted EPS	$—	$0.02

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit Before Special Items	$569	$470
Special Items Income (Expense)	2	17
Reported Operating Profit	$571	$487

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS Before Special Items	$0.87	$0.70
Special Items EPS	—	0.02
Reported EPS	$0.87	$0.72

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate Before Special Items	25.8%	26.0%
Impact on Tax Rate as a result of Special Items	0.1%	0.4%
Reported Effective Tax Rate	25.9%	26.4%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 3/22/14	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$1,379	$664	$267	$391	$23	$—	$2,724

Company restaurant expenses	1,039	408	125	258	21	—	1,851
General and administrative expenses	62	76	49	45	4	35	271
Franchise and license expenses	3	17	8	4	1	—	33
Closures and impairment (income) expenses	2	—	1	—	—	—	3
Refranchising (gain) loss	—	—	—	—	—	(3)	(3)
Other (income) expense	(12)	—	—	—	—	10	(2)
	1,094	501	183	307	26	42	2,153
Operating Profit (loss)	$285	$163	$84	$84	$(3)	$(42)	$571

Quarter Ended 3/23/13	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$1,151	$659	$267	$438	$20	$—	$2,535

Company restaurant expenses	945	398	117	289	17	—	1,766
General and administrative expenses	55	81	42	45	4	46	273
Franchise and license expenses	2	15	9	4	—	—	30
Closures and impairment (income) expenses	2	—	1	—	1	—	4
Refranchising (gain) loss	—	—	—	—	—	(17)	(17)
Other (income) expense	(7)	—	(1)	—	—	—	(8)
	997	494	168	338	22	29	2,048
Operating Profit (loss)	$154	$165	$99	$100	$(2)	$(29)	$487

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
2013 Recast Division System Sales Growth
(unaudited)

	Q1
	China	KFC	Pizza Hut	Taco Bell	India	Worldwide
System sales, reported	(8)%	2%	1%	7%	11%	1%
System sales, excluding forex	(9)%	3%	1%	7%	16%	1%
Same store sales growth (decline)	(20)%	1%	(1)%	6%	(3)%	(3)%

	Q2
	China	KFC	Pizza Hut	Taco Bell	India	Worldwide
System sales, reported	(10)%	1%	1%	3%	16%	—%
System sales, excluding forex	(12)%	4%	2%	3%	24%	1%
Same store sales growth (decline)	(20)%	2%	—%	2%	2%	(2)%

	Q3
	China	KFC	Pizza Hut	Taco Bell	India	Worldwide
System sales, reported	1%	(1)%	1%	3%	12%	1%
System sales, excluding forex	(2)%	2%	2%	3%	20%	1%
Same store sales growth (decline)	(11)%	—%	(1)%	2%	—%	(2)%

	Q4
	China	KFC	Pizza Hut	Taco Bell	India	Worldwide
System sales, reported	6%	(1)%	(1)%	3%	10%	1%
System sales, excluding forex	3%	4%	—%	3%	22%	3%
Same store sales growth (decline)	(4)%	—%	(2)%	2%	(4)%	(1)%

	2013 Full Year
	China	KFC	Pizza Hut	Taco Bell	India	Worldwide
System sales, reported	(1)%	—%	—%	4%	11%	1%
System sales, excluding forex	(4)%	3%	1%	4%	20%	2%
Same store sales growth (decline)	(13)%	1%	(1)%	3%	(1)%	(2)%

YUM! Brands, Inc.
2013 Recast Market System Sales Growth
(unaudited)

KFC DIVISION	System Sales Growth, Excluding Forex
	Q1	Q2	Q3	Q4	YTD
Emerging Markets
Asia (e.g. Malaysia, Indonesia, Philippines)	7%	9%	12%	5%	8%
Africa	18%	17%	12%	6%	13%
Latin America (e.g. Mexico, Peru)	3%	9%	9%	10%	8%
Middle East / North Africa	6%	5%	4%	16%	9%
Russia	50%	51%	54%	48%	51%
Thailand	21%	13%	6%	3%	9%
Continental Europe (e.g. Poland)	6%	7%	10%	12%	9%

Developed Markets
U.S.	(5)%	—%	(6)%	(7)%	(4)%
Asia (e.g. Japan, Korea, Taiwan)	(6)%	(5)%	(8)%	(2)%	(5)%
Australia	5%	5%	3%	5%	4%
U.K.	3%	—%	4%	5%	3%
Canada	(2)%	(1)%	1%	3%	1%
Continental Europe (e.g. France, Germany)	8%	7%	7%	10%	8%
Latin America (e.g. Puerto Rico)	(3)%	(1)%	1%	5%	1%

PIZZA HUT DIVISION	System Sales Growth, Excluding Forex
	Q1	Q2	Q3	Q4	YTD
Emerging Markets
Latin America (e.g. Mexico, Peru)	7%	9%	9%	8%	8%
Asia (e.g. Malaysia, Indonesia, Philippines)	6%	17%	14%	10%	12%
Middle East / North Africa	3%	3%	1%	7%	4%
Continental Europe (e.g. Poland)	11%	8%	5%	6%	7%

Developed Markets
U.S.	—%	—%	1%	(2)%	—%
Asia (e.g. Japan, Korea, Taiwan)	2%	11%	2%	4%	5%
U.K.	(6)%	(5)%	(7)%	(2)%	(5)%
Continental Europe (e.g. France, Germany)	(2)%	(1)%	(1)%	—%	(1)%
Australia	12%	3%	1%	2%	4%
Canada	2%	—%	3%	—%	1%
Latin America (e.g. Puerto Rico)	(7)%	—%	(2)%	(4)%	(3)%

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions, except per share amounts)
(unaudited)

(a)	Amounts presented as of and for the quarter ended March 22, 2014 are preliminary.

(b)	Other (income) expense for the China Division primarily consists of equity income (loss) from investments in unconsolidated affiliates.

(c)
Previously, our reporting segments consisted of YUM Restaurants International, the United States, China and India. In the first quarter of 2014, we combined our YUM Restaurants International and United States reporting segments and began reporting this information by three new reporting segments: KFC Division, Pizza Hut Division and Taco Bell Division. China and India remain separate reporting segments. This new structure is designed to drive greater global brand focus, enabling us to more effectively share know-how and accelerate growth. While our consolidated results have not been impacted, we have restated our comparable segment information for consistent presentation.

(d)
During the quarters ended March 22, 2014 and March 23, 2013, we recorded gains of $2 million and $17 million, respectively, related to refranchising in the U.S. We have traditionally not allocated refranchising (gains) losses for segment reporting purposes.  Additionally, U.S. refranchising (gains) losses have been reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results) consistent with our historical presentation.